UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 28, 2006
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 28, 2006, M.D.C. Holdings, Inc. (the “Company”) entered into a First Amendment to Sub-Sublease Agreement with CVentures, Inc., an affiliate of Larry A. Mizel, the Company’s Chief Executive Officer. Mr. Mizel is the President of CVentures, Inc. The First Amendment corrects a clerical error by which the size of the sub-sublease premises in the Company’s office building at 4350 South Monaco Street, Denver, Colorado and, accordingly, the amount of rent were identified incorrectly. The First Amendment was approved by the Company’s Board of Directors on March 27, 2006. The Sub-Sublease Agreement previously was filed on a Form 8-K dated July 25, 2005. The sub-sublease agreement, as corrected by the First Amendment, is for approximately 5,437 rentable square feet at a base rent increasing over the sub-sublease term from $17.00 per rentable square foot per year ($7,702.42/month) to $18.50 per rentable square foot per year ($8,382.04/month).
ITEM 9.01 EXHIBITS

Exhibit Number	Description
Exhibit 10.1	First Amendment to Sub-Sublease Agreement, dated as of January 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: March 29, 2006	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	First Amendment to Sub-Sublease Agreement, dated as of January 1, 2006